Exhibit 99.1

Quest Resource Holding Corporation Prices $18.0 Million Underwritten Public Offering

Frisco, TX – September 19, 2014 – Quest Resource Holding Corporation (NASDAQ: QRHC) announced today the pricing of a $18,000,000 underwritten public offering consisting of 9,000,000 shares of common stock at a price per share of $1.99, together with warrants to purchase 9,000,000 shares of its common stock at a price per warrant of $0.01 (“Warrants”). The Warrants may be exercised for a period of five years at an exercise price of $2.50 per share. We have also granted to the underwriters a 45-day option to acquire up to 700,000 additional shares of common stock and/or up to 700,000 additional Warrants to purchase common stock. After the underwriting discount and estimated offering expenses payable by the Company, we expect to receive net proceeds of approximately $16,300,000, assuming no exercise of the over-allotment option, and $17,600,000 assuming full exercise of the over-allotment option. The offering is expected to close on September 24, 2014.

Maxim Group LLC is acting as the Sole Book Running Manager in the offering.

The Company will issue the securities pursuant to a shelf registration statement that was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement related to the offering has been filed with the SEC, a final prospectus supplement related to the offering will be filed with the SEC, and both will be available on the SEC’s website located at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement, copies of which may be obtained, when available, from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or via telephone at (212) 895-3745.

About Quest Resource Holding Corporation

Quest Resource Holding Corporation (“Quest”) provides programs for sustainability, recycling, and resource management. Through its subsidiaries, Quest Resource Management Group, LLC and Earth911, Inc., Quest designs programs, manages their execution, and delivers digital content and data to help consumers and businesses achieve a lower-waste lifestyle. Quest is dedicated to creating a more sustainable and profitable approach for its enterprise clients, and a multifaceted and inclusive medium for sustainability publishing. (NASDAQ: QRHC) (www.QRHC.com)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding our expectations of the gross proceeds from the closing of the offering. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering, risk and uncertainties associated with our business and finances in general, and other factors discussed in greater detail in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.